SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
           Proxy Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Check the appropriate box:
|_| Preliminary Information Statement          |_| Confidential, for Use of the,
                                                   Commission Only (as permitted
                                                   by Rule 14c-5(d)(2))
|X| Definitive Information Statement

                        Amertranz Worldwide Holding Corp.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
      |X| No fee required.
      |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

         (2)    Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)    Proposed maximum aggregate value of transaction:

         (5)    Total fee paid:

         |_| Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:

         (2)    Form, Schedule or Registration Statement No.:

         (3)    Filing Party:

         (4)    Date Filed:



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                        AMERTRANZ WORLDWIDE HOLDING CORP.
                               2001 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042
                                 (516) 326-9000


                              INFORMATION STATEMENT

                                  June 20, 1997


         This Information Statement is being mailed to the stockholders of Amertranz Worldwide Holding Corp. (the "Company") on or about June 20, 1997, in connection with the previous approval by the board of directors of the Company of the corporate action referred to below and its subsequent adoption by stockholders owning a majority of the issued and outstanding Common Stock of the Company, par value $.01 per share ("Common Stock"). Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                  ACTION TAKEN

         The Company, as authorized by the necessary approvals of the board of directors and stockholders owning a majority of the issued and outstanding shares of Common Stock, has adopted an amendment (the "Amendment") to the Company's Certificate of Incorporation, as amended, to increase the authorized Common Stock from 15,000,000 shares to 30,000,000 shares. A copy of the Amendment is attached hereto as Exhibit A.

         The Amendment was adopted following the recent offer by the Company of up to 350,000 shares of the Company's Class C Convertible Preferred Stock ("Class C Preferred Stock") and up to 1,750,000 Common Stock Purchase Warrants ("Warrants") for an aggregate offering price of $3,500,000, in a private offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and rules promulgated thereunder, and applicable state securities laws (the "Private Offering"). Proceeds from the Private Offering will be used for working capital and general corporate purposes.

                              NO DISSENTERS' RIGHTS

         The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the action described herein and to receive an agreed or judicially appraised value for their shares.




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                            PURPOSE OF THE AMENDMENT

         The Company has adopted the Amendment to increase its authorized Common Stock from 15,000,000 shares to 30,000,000 shares. The increase in authorized Common Stock will provide the Company sufficient authorized Common Stock (i) for reserving for issuance upon exercise of the Company's outstanding Warrants issued in connection with the Company's initial public offering in June 1996, in connection with the Private Offering and in connection with a private loan obtained by the Company in May 1997 (5,536,783 Warrants outstanding), (ii) for reserving for issuance upon conversion of the Company's Class A Preferred Stock (200,000 shares outstanding), Class B Preferred Stock (20,000 shares outstanding) and Class C Preferred Stock (350,000 shares outstanding), (iii) for reserving for issuance upon exercise of options granted by the Company pursuant to its 1996 Stock Option Plan and otherwise (options to purchase a total of 1,448,399 shares of Common Stock have been granted), and (iv) for reserving for issuance upon conversion of a class of preferred stock to be created in connection with the possible conversion of approximately $8,000,000 in debt of the Company held by TIA, Inc. ("TIA") and Caribbean Freight System, Inc. ("CFS"), principal stockholders of the Company, into shares of a new class of convertible preferred stock ("Class D Preferred Stock").

         Since the Company's initial public offering in June 1996, the Company has acquired two other freight forwarders. The increase in authorized Common Stock will also allow the Company to continue its expansion strategy through the acquisition of other freight forwarders for stock or a combination of cash and stock.

         Each outstanding Warrant entitles the holder to purchase one share of Common Stock for $6.00 during the four-year period commencing June 28, 1997. Each share of Class A Preferred Stock may be converted at any time at a conversion price (subject to adjustment) of the lower of (i) $6.00 per share, or
(ii) 80% of the average of the closing bid and asked price per share of Common Stock on the day prior to the conversion date. Each share of Class B Preferred Stock may be converted at any time after October 8, 1997 into 10 shares of Common Stock. Each share of Class C Preferred Stock may be converted at any time into 10 shares of Common Stock (subject to adjustment). Each share of Class D Preferred Stock, when and if created, may be converted at any time at a conversion price (subject to adjustment) of the lower of (i) $6.00 per share, or
(ii) 80% of the average of the closing bid and asked price per share of Common Stock on the day prior to the conversion date. The outstanding options of the Company entitle the holders thereof to purchase one share of Common Stock for each outstanding option at exercise prices ranging from $.048 per share to $9.90 per share.

         As of June 20, 1997, the Company had 6,826,504 shares of Common Stock outstanding and had outstanding warrants and options to purchase, and conversion rights to acquire, 12,885,182 shares of Common Stock. In addition, if and when Class D Preferred Stock will be created and TIA and CFS convert the Company debt held by them into shares of Class D Preferred Stock, rights to acquire an additional undetermined number of shares of Common Stock will be outstanding.

         TIA and CFS have agreed not to exercise any of their conversion rights until the effectiveness of the Amendment. The Company has taken all action required under Delaware law to approve the Amendment; however, since stockholder approval of the Amendment was obtained by written consent rather than at a stockholders' meeting, the Exchange Act will not permit the Amendment to become effective until the expiration of 20 calendar days from the date hereof. Upon the expiration of such 20 day period, the Company will file the Amendment with the Delaware Secretary of State and the conversion rights of TIA and CFS will be reinstated.

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         The Company believes that the Amendment will not have any effect on its business and operations, and expects to continue such business and operations as they are currently being conducted. At such times as the various shares of Common Stock outlined above will be issued, the other stockholders of the Company will experience a decrease in their percentage stock ownership in the Company.

                    STOCKHOLDER APPROVAL PREVIOUSLY OBTAINED

         As of May 20, 1997, the Company had 6,826,504 issued and outstanding shares of Common Stock, each of which is entitled to one vote on any matter brought to a vote of the Company's stockholders. TIA and CFS own an aggregate of 2,200,000 shares of Common Stock (32.22% of the issued and outstanding shares of Common Stock). Michael Barsa, Christopher A. Coppersmith, Martin Hoffenberg and Philip S. Rosso, Jr. own, in the aggregate, 1,298,741 shares of Common Stock. Together, TIA, CFS and these individuals own, in the aggregate, 3,498,741 shares of Common Stock, or 51.25%, of all issued and outstanding shares of the Company's Common Stock. By written consent dated May 20, 1997, TIA, CFS and such individuals approved the adoption and implementation of the Amendment by written consent in lieu of a meeting. Such action by written consent is sufficient to satisfy the applicable requirements of Delaware law that any amendment of the Company's Certificate of Incorporation be approved by the stockholders. Accordingly, the stockholders will not be asked to take further action on the Amendment at any future meeting.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         CFS is a wholly-owned subsidiary of TIA. Stuart Hettleman, a director and President of the Company, and Richard A. Faieta, a director and Executive Vice President of the Company, are executive officers of TIA and CFS, and Mr. Faieta is a non-controlling stockholder of TIA. TIA and CFS own all 200,000 outstanding shares of the Company's Class A Preferred Stock and together hold approximately $8,000,000 in Company debt which may, in the future, be converted into shares of Class D Preferred Stock. In addition, Messrs. Hettleman and Faieta own an aggregate of 10,000 shares of Class C Preferred Stock and 25,000 Warrants, and have options to purchase a total of 150,000 shares of Common Stock pursuant to the Company's 1996 Stock Option Plan. Furthermore, Michael Barsa, a director and former Vice President and Secretary of the Company, owns 80,000 Warrants and options to purchase 154,477 shares of Common Stock. To the extent the increase in authorized shares of Common Stock effected by the Amendment allow for the exercise of the rights afforded by these Warrants, options and shares of preferred stock, these officers and directors of the Company will benefit from such increase in authorized shares of Common Stock.

                                              By Order of the Board of Directors

                                              Philip J. Dubato
                                              Secretary
Lake Success, New York
June 20, 1997



C69353C.198

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                                                                      EXHIBIT A

                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                        AMERTRANZ WORLDWIDE HOLDING CORP.


         THE UNDERSIGNED, being the President of Amertranz Worldwide Holding Corp., hereby certifies that:

         FIRST: The name of the Corporation is Amertranz Worldwide Holding Corp.

         SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 16, 1996.

         THIRD: ARTICLE FOURTH of said Certificate of Incorporation is hereby amended in its entirety to read as follows:

         "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 32,500,000 shares consisting of (1) 2,500,000 shares of preferred stock, $10.00 par value (the "Preferred Stock"); and (2) 30,000,000 shares of common stock, $.01 par value (the "Common Stock")."

         The Board of Directors shall have authority to establish the classes, designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock.

         FOURTH: The foregoing amendment has been duly advised and adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders of the Corporation given in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this ___ day of ____, 1997.


ATTEST:


/s/  Philip J. Dubato                                /s/  Stuart Hettleman
Secretary                                            President

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